UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): September 8, 2016
____________________

OCLARO, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 8, 2016, Oclaro, Inc. (the “Company”) appointed Dr. Beck Mason, age 49, as its President, Integrated Photonics Business, effective immediately. Previously, Dr. Mason served as the Company’s Senior Vice President of R&D, Integrated Photonics Business from January 2015 to September 2016. Prior to joining the Company, from February 2007 to January 2015, he served in a variety of management positions at JDSU Corporation, a company that designed and manufactured products for optical communications networks, communications test and measurement equipment, lasers, optical solutions for authentication and decorative applications, and other custom optics, most recently as its Vice President of R&D for Transmission Products. Prior to 2007, Dr. Mason served in a variety of technology management roles at Collinear, Finisar Corporation, Agere Systems and Lucent Technologies Bell Laboratories. Dr. Mason holds a Bachelors degree in Engineering from the University of Waterloo in Canada, a Masters degree in Aerospace Engineering from the University of Toronto in Canada and a Ph.D. degree in Electrical and Computer Engineering from the University of California at Santa Barbara.

Dr. Mason will receive a base salary of $300,000 per year for his service as President, Integrated Photonics Business, and he will be eligible for annual bonuses, to be paid semi-annually, based upon achievement of individual and/or company performance goals. At full achievement of such goals, the total annual target bonus will be equal to 60% of his base salary.

There are no arrangements or understandings between Dr. Mason and any other persons pursuant to which he was selected as an executive officer of the Company. Dr. Mason has no family relationship with any of the Company’s directors or executive officers. Dr. Mason has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company will enter into its standard form of amended and restated indemnification agreement with Dr. Mason, which will require the Company to indemnify Dr. Mason against certain liabilities that may arise as a result of his status or service as an executive officer. The description of Dr. Mason’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: September 14, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary